                                                                    EXHIBIT 10.9

                                   ----------



                             OPTION TO PURCHASE WITH
                             -----------------------

                          EXPLORATION RIGHTS AGREEMENT
                          ----------------------------



                                    BETWEEN:



                                AZCO MINING INC.
                                ----------------



                                  AND EACH OF:
                                  ------------



             WILLIAM C. FORREST, HILDA F. FORREST and ELVIS L. GRAY
             ------------------------------------------------------



                                  DEVLIN JENSEN
                                  -------------
                            Barristers and Solicitors
                      Suite 2550, 555 West Hastings Street
                           Vancouver, British Columbia
                                     V6B 4N5



                                   ----------

                             OPTION TO PURCHASE WITH

                          EXPLORATION RIGHTS AGREEMENT



        THIS OPTION TO PURCHASE WITH EXPLORATION RIGHTS AGREEMENT (the "Agreement") is made and dated for reference effective as fully executed on this _____ day of December, 1997.



BETWEEN:


        AZCO MINING INC., a corporation duly incorporated under the laws of the State of Delaware, U.S.A., and having an address for notice and delivery located at Suite 1250, 999 West
        Hastings Street, Vancouver, British Columbia, V6C 2W2

        ("Azco");

                                                               OF THE FIRST PART


AND:


        WILLIAM C. FORREST ("William Forrest"), HILDA F. FORREST ("Hilda Forrest") and ELVIS L. GRAY ("Gray"), and each having an address for notice and delivery located at c/o William C. Forrest, 867 East Minarets, Fresno, California, U.S.A., 93720

        (William Forrest, Hilda Forrest and Gray being hereinafter collectively referred to as the "Seller" as the context so requires);

                                                              OF THE SECOND PART


        (Azco and the Seller being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

        WHEREAS IN CONSIDERATION of the payments to be made pursuant to, the mutual covenants contained in, and the mutual benefits to be derived from, this Agreement, the Sellers and Azco hereby agree as follows:


                                    ARTICLE I

                    OPTION TO PURCHASE AND EXPLORATION RIGHTS


1.1 GRANT OF OPTION. The Seller grants to Azco the exclusive and irrevocable option to purchase (the "Option") all or any portion of the Property (as defined hereinbelow). As used in this Agreement, the term "Property" shall mean the totality of all rights related to or included in the properties described in Schedule "A" which is attached to and by this reference incorporated into this Agreement including, without limitation, all minerals in, on and under the Property and the land covered by the Property. The period of the Option shall be from the date of this Agreement to February 1, 1999 (the "Option Period"), unless extended pursuant to section "1.5" or Article "V" hereinbelow or sooner terminated pursuant to sections "2.4", "8.1", "8.2" or "8.3" hereinbelow.


1.2 GRANT OF EXPLORATION RIGHTS. The Seller grants to Azco the full right and authority, during the Option Period, to enter upon the Property and to conduct such exploration and prospecting operations, as Azco may deem appropriate, to determine the presence, location, quantity and value of minerals contained in the Property with the intention that Azco's initial exploration efforts will be a systematic and scientific evaluation of the Property. Such operations may include, but shall not be limited to, mapping, sampling, including bulk sampling, trenching, drilling, testing, assaying and conducting environmental studies and other geochemical and geophysical exploration methods whether now known or in the future developed, and Azco will use its reasonably best efforts to explore the Property in conjunction with each of those certain November 13, 1997 and November 18, 1997 letters from the County of San Benito addressed to William Rohtert while acting as an agent on behalf of Azco, August 13, 1997 Notice of Determination filed in San Benito County, October 1, 1997 San Benito County Reclamation Agreement and May 21, 1997 approved Benitoite Gem Mine Reclamation Plan respecting the Property (collectively, the "Reclamation Plan"), a copy of which entire Reclamation Plan is attached as Schedule "B" to this Agreement, failing which Azco will use its reasonably best efforts to secure such permits and post such additional reclamation bonds as may be necessary, in its sole and absolute discretion, for the exploration work intended to evaluate the economic potential of the Property. Azco may establish drill sites and construct such roads as may be necessary to the conduct of the foregoing activities. Subject to section "8.6" hereinbelow, Azco may also mine and remove such amount of minerals as Azco may deem appropriate for sampling, assaying, testing and evaluation of the Property without exercising the Option; provided that the total amount of material processed during the Option Period does not exceed 500 cubic yards. In addition, Azco shall have the right:


        (a) to use all easements and all rights-of-way for ingress and egress to and from the Property to which the Seller may be entitled;

        (b)     to make use of all available facilities located on the Property;


        (c) to obtain all permits, approvals and other federal, state and local governmental authorizations as Azco deems necessary to conduct its mineral exploration activities;


        (d) to exercise all other rights that are or may be incidental to any or all of the rights granted, expressly or implicitly, to Azco in this Agreement; and


        (e) to the extent Seller possesses the title and authority to grant it, to possess and use all or any part of the Property together with all easements to, across and through the Property, for the purpose of exploring any adjoining or nearby property owned, controlled or operated by Azco.


1.3 OPERATIONS. Azco agrees to conduct its operations in a manner as to not unreasonably interfere with the operations of the Seller as contemplated in section "1.7" hereinbelow and so long as Azco is able to fulfill the essential purposes desired to be obtained by it in this Agreement. The Parties will mutually discuss the location of operations of both Parties and each Party will make reasonable attempts to notify the other Party prior to any excavation work being conducted on the Property.


1.4 OWNERSHIP AND PROCESSING OF GEMS. The Benitoite minerals and their matrix material mined by Azco during the Option Period (collectively, the "Minerals") will be placed in inventory by Azco, and should Azco elect to exercise its Option to acquire the Property all such Minerals will be absolutely conveyed to Azco by the Seller at that time. If the Property is not purchased by Azco during the Option Period the Minerals will be returned by Azco to the Seller forthwith. Azco will, during the Option Period and subject to the following restrictions, maintain the sole and absolute right to process any such Minerals in any manner it may determine reasonable in the circumstances, provided that, at all times, any such process reasonably complies with standard industry practices in connection with the preparation of polished goods and, provided further, that Azco uses its reasonably best efforts to seek the maximum yield in connection with any such Minerals. In this regard it is hereby also expressly acknowledged and agreed by the Parties hereto that, during the Option Period, any facetable stone greater than six carats in weight or any specimen exceeding U.S. $5,000 in wholesale value, will only be processed in such a manner as may be mutually agreed by both Parties, from time to time, acting reasonably. All such stones or specimens will be kept in a mutually acceptable storage facility with a dual key access, of which each Party will hold one key.


1.5 COOPERATION BY THE SELLER AND ASSESS TO THE PROPERTY. During the Option Period the Seller agrees to cooperate with Azco in Azco's investigation of the Property by consulting with Azco with respect to the Property and Azco's possible operations on the Property. The Seller further agrees to use its reasonably best efforts to assist Azco in the exercise of all rights that are or may be incidental to any or all of the rights granted, expressly or implicitly, to Azco in this Agreement including, without limitation, the necessary securement of all easements and all rights-of-way for ingress and egress to and from the Property presently available to the Seller; provided, however, that, notwithstanding the Seller's reasonably best efforts as aforesaid, the Seller does not hereby warrant or guarantee the availability of any said easements and rights-of-way to Azco from third parties who previously may have permitted said use or assess to the Seller. The Seller also agrees to use its reasonably best efforts to assist Azco with the provision of basic technical, gemological and legal and historical information and support which may assist Azco in its evaluation of the Property.


1.6 NON-REFUNDABLE PAYMENT. Immediately upon the receipt by Azco of its requisite Insurance and Certificate of Qualification in accordance with sections "4.2" and "4.4" hereinbelow and, in any event, on or before 20 days from the due and complete execution of this Agreement, Azco shall pay to the Seller the sum of U.S. twenty thousand dollars (U.S. $20,000) as a non-refundable payment which may not be applied as against the purchase price of the Option in conjunction with section "2.2" hereinbelow.


1.7 SELLER'S CONTINUED OPERATIONS. Notwithstanding the powers, rights and authorities granted to Azco in section "1.2" hereinabove, the Seller shall have the right to conduct operations on the Property under the following conditions:


        (a) the Seller may conduct mining operations on the Property over a combined 30-day period between January 1, 1998 and May 1, 1998, it being acknowledged and agreed that said combined 30-day period shall not include those number of days that it may require the Seller to first set up its respective mining equipment and machinery on the Property, to repair any such mining equipment and machinery on the Property and to complete certain site preparation work in respect of its proposed mining operations on the Property; provided, however, that any said set up, repair and site preparation work does not require more than a combined 30 days to complete; and


        (b) the Seller's operations shall be limited to the mining of a maximum of 1,000 cubic yards of material processed.


                                   ARTICLE II

                             EXERCISE OF THE OPTION


2.1 EXERCISE OF OPTION. Azco may exercise the Option with respect to the Property on or before the end of the Option Period, that being on or before February 1, 1999 unless extended pursuant to section "1.5" hereinabove or Article "V" hereinbelow, by notice to the Seller in accordance with section "9.2" hereinbelow utilizing any method of communication that will provide an accurate record of its dispatch.


2.2 PURCHASE PRICE. The total purchase price of the Property shall be U.S. one million and five hundred thousand dollars (U.S. $1,500,000), unencumbered by royalty, payable by Azco to the Seller in accordance with section "9.1" hereinbelow.


2.3 CLOSING. If Azco exercises the Option the closing (the "Closing") and the transfer of title to the Property from the Seller to Azco shall occur on the day which is 10 days following the exercise of the Option by Azco, or on such earlier or later day as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of solicitors for Azco, Devlin Jensen, Barristers and Solicitors, located at Suite 2550, 555 West Hastings Street, Vancouver, British Columbia, V6B 4N5, at 2:00 p.m. (Vancouver time), or at such other location and at such other time as may be agreed to in advance and in writing by the Parties hereto, on the day of Closing. As soon as conveniently possible after the due and complete execution of this Agreement the Seller shall execute and deliver to Devlin Jensen, or to such other mutually acceptable escrow agent (the "Escrow Agent") as may be agreed to in advance and in writing by the Parties hereto, all such documents, resolutions and instruments as may be necessary, in the opinion of solicitors for Azco, acting reasonably, to transfer title to the Property to Azco free and clear of all title defects, liens and encumbrances (collectively, the "Transfer Documents"), there to be held in escrow by the Escrow Agent until the day of Closing as provided for herein. At the Closing the following shall occur:


        (a)     the Escrow Agent shall deliver to Azco the Transfer Documents;


        (b) Ad valorem, property and other taxes and assessments imposed upon the Property shall be prorated between the Seller and Azco as of the date of Closing and the Seller shall be charged for all such taxes and assessments prior to the day of Closing; and


        (c) the Parties shall execute and deliver such other documents and shall take such other action as may be necessary to carry out their obligations under this Agreement.


        Without in any manner limiting the extent of the foregoing, it is hereby acknowledged and agreed by the Parties hereto that if Azco exercises the Option in accordance with the terms of this Agreement then Azco shall, without any further act, have acquired all of the Seller's right, entitlement and interest in and to the Property.


2.4 NON-EXERCISE OF OPTION. Notice of waiver to the Seller or the failure of Azco to dispatch a notice prior to the expiration of the Option Period will constitute an irrevocable waiver of the Option and the Parties thereafter will be released from the terms of this Agreement, except that Azco shall have the rights contained in section "8.4" hereinbelow and shall comply with the provisions of sections "8.5" and "8.6" hereinbelow.


                                   ARTICLE III

                             TITLES AND INFORMATION


3.1 SELLER'S WARRANTIES. The Seller represents and warrants to Azco that the Seller is lawfully seized of the entire undivided interest in and to the Property as described in Schedule "A" which is attached hereto, and that:


        (a) the Seller has the right and power to convey the same for the purposes of this Agreement;


        (b) the same are free from all title defects and all prior liens or encumbrances, other than as may be described in Schedule "A" which is attached hereto;


        (c)     Azco shall have quiet and peaceful possession of the Property;


        (d) the Seller will defend title to the Property against all persons who may claim the same; and


        (e) the Seller has not committed, nor will the Seller during the continuance of this Agreement commit, without the prior written consent of Azco, any act or acts which will encumber or cause a lien to be placed against the Property.


3.2 TITLE DEFECTS. If title to any of the Property is less than as warranted in section "3.1" hereinabove, Azco may undertake to cure any such defects or to defend or to initiate litigation to perfect, defend or cure title to the Property. Azco, at any time, may withdraw from or discontinue any title litigation or any steps it may have taken to perfect, defend or cure title. Azco shall not be liable to the Seller if Azco is unsuccessful in, withdraws from or discontinues title litigation or other curative work. The Seller agrees to cooperate fully with Azco in any and all steps undertaken by Azco to remedy title defects.


                                   ARTICLE IV

                              CONDUCT OF OPERATIONS

4.1 STANDARD OF PERFORMANCE. Azco shall cause all exploration work to be done in a careful, safe and good miner-like manner, and to conform in all respects to applicable governmental rules, regulations and statutes; provided, however, that Azco may use any method it deems reasonable, including experimental or innovative methods, in sampling, evaluating and recovering minerals from the Property in exercising the rights granted in section "1.2" hereinabove, and shall not be liable to the Seller in any way if such methods do not result in full recovery of the minerals being evaluated, or full maximization of the value thereof. Further, Azco shall conduct its operations under this Agreement in a manner that will not unreasonably damage the surface of the Property and, in the event the Option is not exercised, shall reclaim, in accordance with applicable rules, regulations and statutes, all portions of the surface of the Property that it has disturbed by its operations.


4.2 INDEMNIFICATION AND INSURANCE. Azco shall assume all liability to third parties in connection with its exploration on the Property and, except as provided in section "6.1" hereinbelow, shall indemnify the Seller against any and all liability that may arise out of Azco's operations on the Property. Azco shall, at all times during the continuance of this Agreement, at its sole cost and expense, procure and maintain in full force and effect a policy or policies of comprehensive public liability insurance issued by an insurer which is acceptable to the Seller, such approval not to be unreasonably withheld, insuring against loss, damage or liability for injury to or death of persons or loss or damage to property occurring upon the Property in an amount of not less than U.S. one million dollars (U.S. $1,000,000) for each person injured or killed, and not less than U.S. one million dollars (U.S. $1,000,000) for property damage. Said policy or policies of insurance shall name Azco and the Seller as insured as their respective interests may appear. Azco shall also, again at all times during the continuance of this Agreement, at its sole cost and expense, procure and maintain in full force and effect worker's compensation insurance and such other insurance to cover personnel and all of their operations upon the Property in an amount and form as may be required by law; and Azco shall comply with all laws and regulations pertaining to the performance of work on the Property. Copies of all insurance policies provided for herein shall be furnished to the Seller when purchased, and Azco shall obtain a written obligation on the part of its insurance carriers to notify the Seller in writing prior to the cancellation of any policy provided for in this Agreement. In the event that Azco shall fail to either procure or maintain any insurance policy required by this Agreement and such shall continue for period of 10 days from the receipt of written notice by Azco of such failure, the Seller may terminate this Agreement, immediately, without further obligation or liability to Azco. Azco shall not commence any mining or exploration operations upon the Property without procuring the insurance policies (collectively, the "Insurance") as herein required, and shall cease all operations upon the Property should a policy of Insurance required by this Agreement be canceled or terminated.


4.3 PERMITS. The Seller understands that Azco may make efforts to obtain permits and other authorization of every kind and nature whatsoever from governmental or private entities as may be necessary to conduct mineral exploration activities. While Azco shall be solely responsible in these efforts, the Seller agrees to assist and cooperate fully with Azco in any and all such endeavors upon Azco's request.

4.4 CERTIFICATE OF QUALIFICATION. Prior to the commencement of any operations or activities upon the Property Azco shall obtain a "Certificate of Qualification" authorizing it to transact intra-state business in California, as provided for in sections 2105 et seq. of the California Corporations Code, and Azco shall provide the Seller with a copy thereof. Azco shall additionally notify the Seller in writing forthwith should such Certificate of Qualification be surrendered or should Azco be disqualified in any manner from doing business in the State of California. All operations and activities of Azco shall cease during any period of disqualification.


4.5 LIENS, TAXES. During the Option Period Azco shall keep the title to the Property free and clear of all valid liens and encumbrances resulting from its exploration operations under this Agreement and shall pay when due all taxes and assessments attributable to its operations under this Agreement or imposed upon any property or improvements placed by Azco on the Property for its own use. Azco may refuse to pay and may contest any claim, taxes or assessments asserted against or imposed upon it that it disputes in good faith, but shall not permit all or any portion of the Property to sold at any time for such taxes or assessments. If the claim is finally resolved against Azco or the taxes or assessments are finally determined to be valid, Azco shall pay the same upon such final determination.


4.6 SUBROGATION. Azco, at its option, shall have the right to redeem for the Seller, by payment of any mortgage, taxes or other liens on the Property in the event of default or non-payment by the Seller. If Azco pays any such mortgage, taxes or other liens Azco shall be subrogated to rights of the holder of the mortgage or lien and may deduct any amount so paid from any payment due to the Seller under this Agreement. Further, if Azco exercises the Option Azco shall have the right to retain and repay itself from the referenced purchase price.


4.7 NO IMPLIED COVENANT. Azco does not make any express or implied covenant, agreement or condition relating to the exploration of the Property. Whether or not any such exploration shall at any time be conducted, and the nature, manner and extent of such operations, shall be determined by Azco in its sole and absolute discretion.


                                    ARTICLE V

                                  FORCE MAJEURE


5.1 DEFINITION OF FORCE MAJEURE. The Option Period and the time for removal of equipment pursuant to section "8.4" hereinbelow shall be extended for a period of time equivalent to the period or periods of force majeure. The term "force majeure" as used in this Agreement includes any cause of any kind or nature whatsoever beyond Azco's reasonable control including, but not being limited to,: laws, ordinances, governmental regulations, restraint or court order; inability to obtain equipment, material, power or fuel or unusual delays in obtaining permits; labor shortages, labor disturbances, strikes, lock-outs and other industrial disturbances to the extent that it or they are beyond the control of Azco; failure of carriers to transport or furnish facilities for transportation;

acts of God, acts of the public enemy, war, blockage, riot, insurrection, lightning, fire, storm, flood, inclement weather, washout, explosion and breakage; or accident of machinery or facilities.


5.2 REMOVAL OF EVENT OF FORCE MAJEURE. Azco shall exercise reasonable diligence to remove an event of force majeure as quickly as possible, but shall not be required to settle strikes, lock-outs or other labor difficulties contrary to its wishes, accept unusual or onerous permit conditions, or to challenge the validity of any governmental order, request, law or regulation.


                                   ARTICLE VI

                         INSPECTION AND CONFIDENTIALITY


6.1 INSPECTION. During the continuance of this Agreement the Seller and its respective representatives shall have the right to enter onto the Property, without the written permission of or notice to Azco, to inspect the Property and to protect, exercise or investigate any rights of the Seller under this Agreement; provided, however, that the Seller shall not unreasonably hinder or interrupt the operations and activities of Azco during any such time of inspection. The Seller shall inspect such operations at its own risk and expense and shall indemnify Azco, and its affiliated and direct and indirect parent corporations and their respective directors, partners, officers, employees, agents and corporate affiliates, from and against any loss, damage, claims or demand by reason of injury to or the presence of the Seller, its agents, representatives, licensees or guests arising from such inspection.


6.2 REPORTS. Each Party shall provide the other with quarterly reports summarizing activities on the Property and stating quantities of gems and other materials removed from the Property.


6.3 CONFIDENTIALITY. The Seller agrees that during the Option Period and, if the Option is exercised at all times thereafter, to treat all information acquired under this Agreement as confidential and not to use the name of Azco in any document or press release or disclose any information that may be obtained under this Agreement to third parties or to the public without first having obtained the written approval of Azco as to the form and content of any such disclosure or release. The Seller further agrees not to use, sell, give, disclose or otherwise make available to third parties or to the public at any time any knowledge or information that the Seller may obtain relating to internal proprietary techniques and methods used by Azco.


                                   ARTICLE VII

                      ASSIGNMENT AND RIGHT OF FIRST REFUSAL

7.1 ASSIGNMENT BY THE SELLER. The Seller shall not assign any right or interest in the Property or this Agreement during the Option Period.


7.2 ASSIGNMENT OR TRANSFER BY AZCO. Azco shall have the right at any time to assign or transfer all or any portion of its rights under this Agreement; provided, however, that prior to any such assignment or transfer Azco shall first provide the Seller with an accurate and detailed statement of the proposed assignee's or transferee's financial background and expertise in the mining industry; with the Seller thereby maintaining the right to approve any such assignee or transferee, such consent not to be unreasonably withheld.


                                  ARTICLE VIII

                                   TERMINATION


8.1 BY SELLER. At the election of the Seller the failure of Azco to make or cause to be made any of the payments required by this Agreement or to keep or perform any covenant on its part to be kept or performed according to the terms or provisions of this Agreement shall constitute an event of default. Upon an event of default the Seller shall give to Azco written notice of default, clearly denominated as a notice of default, specifying the particular default or defaults relied on by it. Azco shall have a reasonable time (which in any case shall not be less than 10 calendar days) after receipt of such notice in which to contest, cure or commence to cure the alleged default or defaults. If Azco contests that default occurred, it shall so advise the Seller in writing. If Azco contests the default the matter shall be submitted to a court of competent jurisdiction, and Azco shall not be deemed in default until the matter shall have been determined finally by the court and all appeals have been taken or waived. Upon Azco's failure to cure the default the Seller may declare, by written notice to Azco, termination of this Agreement.


8.2 BY AZCO. Notwithstanding any provisions herein to the contrary, Azco may at any time terminate and surrender this Agreement as to all or any portion of the Property by giving written notice thereof to the Seller. Promptly thereafter Azco shall deliver to the Seller a properly executed release of the portion of the Property being released. Upon full or partial surrender of this Agreement Azco shall be relieved of all obligations as to the Property or portion of the Property being released, except obligations that have accrued prior to surrender and the obligation to restore the surface disturbed by Azco's operations.


8.3 BANKRUPTCY OR RECEIVERSHIP BY AZCO. Azco agrees that in the event that all or substantially all of its assets, either individually or severally, are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of 30 days, or should Azco, either individually or severally, make an assignment for the benefit of creditors or be adjudicated a bankrupt, or should it, individually or severally, institute any proceedings under any bankruptcy legislation, whether of Canada or the United States of America, as the same now exists or under any amendments thereof which may hereafter be enacted, then this Agreement or any rights granted to Azco hereunder shall not become an asset in any such proceedings, and the Seller, at the Seller's option, may terminate this Agreement and Azco shall have no further rights hereunder.


8.4 REMOVAL OF EQUIPMENT. Upon termination of this Agreement, except upon Azco's exercise of the Option, Azco shall have three months after termination to remove from the Property all buildings, improvements, equipment and all personal property of every kind and nature erected or placed in or upon the Property by it. If Azco is hampered by force majeure, as defined in Article "V" hereinabove, the time for removal shall be extended by the period of force majeure. Any such property not removed within the time provided in this section shall become the sole property of the Seller, and Azco shall have no further right, title or interest with respect to it; provided, however, that Azco shall remain liable for all unpaid taxes, liens and encumbrances on such removal property and shall indemnify the Seller for the cost of removal of any such buildings, improvements, equipment and personal property.


8.5 OBLIGATION UPON TERMINATION. Upon termination of this Agreement pursuant to either sections "2.4", "8.1" or "8.3" hereinabove Azco shall be under no further obligation or liability under this Agreement to the Seller from and after the date of termination, except for the following:


        (a) Azco shall perform obligations and satisfy liabilities to the Seller or third parties respecting the Property that have accrued prior to the date of termination and resulted, directly or indirectly, from Azco's operations hereunder;


        (b) Azco shall restore the surface of the Property pursuant to section "4.1" hereinabove and Article "X" hereinbelow resulting from Azco's activities thereon; and


        (c) Azco shall furnish to the Seller one set of all information and data in Azco's possession relating to the quantity and quality of minerals which Azco has not already provided under Article "VI" hereinabove.


         Azco shall not be obligated, however, to furnish to the Seller interpretative data or reports or internal proprietary information. Any use or reliance by the Seller upon the data provided by Azco shall be at the Seller's sole risk and Azco makes no express or implied representations or warranties with respect thereto.


8.6 RETURN OF PRODUCTS. If Azco does not exercise the Option, or if the Option is otherwise terminated in accordance with the terms of this Agreement, Azco will forthwith return to the Seller all gemstones remaining in its possession taken from the Property, whether cut or uncut, together with any processed or unprocessed rock, drill core or cuttings in its possession taken from the Property.

8.7 ATTORNEY'S FEES AND COSTS. If any legal action, including arbitration or mediation, is brought to enforce or interpret this Agreement, the prevailing Party hereto shall be entitled to recover reasonable attorney's fees and costs of the action in addition to any other relief granted in any such proceedings.


                                   ARTICLE IX

                              NOTICES AND PAYMENTS


9.1 METHOD OF MAKING PAYMENTS. Any payments required to be made by Azco to the Seller hereunder may be made by cheque payable jointly to the individuals that comprise the Seller, and may be personally delivered to any of such individuals or deposited in the United States mail, postage prepaid, and registered or certified with return receipt requested, and addressed to the Seller at the address shown below. The personal delivery or the deposit in the mail by Azco of any such payment on or before its due date shall be deemed timely thereof. Upon making payment Azco shall be relieved of any responsibility for the distribution of such payment between the individuals that comprise the Seller and any of the Seller's successors or assigns.


9.2 NOTICE. Any required notice or communication shall be in writing and shall be effective when personally delivered or when addressed and sent by registered mail:


         If to Seller:   William C. Forrest, Hilda F. Forrest, and Elvis L. Gray
                         c/o William C. Forrest
                         867 East Minarets
                         Fresno, California
                         U.S.A., 93720; and


         If to Azco:     Azco Mining Inc.
                         Suite 1250, 999 West Hastings Street
                         Vancouver, British Columbia
                         V6C 2W2;


and deposited, postage prepaid, and registered or certified with return receipt requested, in the United States mail. Either the Seller or Azco may, by notice to the other Party given as aforesaid, change its mailing address for future notices.


                                    ARTICLE X

                             RESTORATION OF SURFACE

10.1 RECLAMATION. Azco agrees that, upon termination, it shall reclaim the Property which it has disturbed, as required by applicable federal, state and local law.


                                   ARTICLE XI

                                 INDEMNIFICATION


11.1 INDEMNIFICATION. The Parties hereto agree to indemnify and save each other Party hereto, including their respective affiliates and their respective directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.


11.2 NO INDEMNIFICATION. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.


11.3 CLAIM OF INDEMNIFICATION. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.


11.4 NOTICE OF CLAIM. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.


11.5 SETTLEMENT. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Parties affected, such consent not to be unreasonable withheld.


11.6 LEGAL PROCEEDINGS. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:


        (a) employment of such counsel has been authorized by the relevant Party hereto; or


        (b) the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action; or


        (c) the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or


        (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.


11.7 CONTRIBUTION. If for any reason other than the gross negligence or bad faith of the Indemnified Parties (or any of them) being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Parties (or any of them) or insufficient to hold them harmless, the relevant Parties hereto shall contribute to the amount paid or payable by the Indemnified Parties as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party or Parties hereto shall in any event contribute to the amount paid or payable by the Indemnified Parties, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Parties or any of them), any excess of such amount over the amount of the fees actually received by the Indemnified Parties hereunder.


                                   ARTICLE XII

                                     GENERAL


12.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement. No modification of this Agreement shall be effective unless in writing and executed by each of the Parties to this Agreement.

12.2 ENUREMENT. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns, but nothing contained in this Agreement shall be construed as a consent by the Seller to any assignment or transfer of this Agreement or of any interest hereunder by Azco except as provided for in section "7.2" hereinabove.


12.3 SCHEDULES. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in their entirety.


12.4 TIME OF THE ESSENCE. Time will be of the essence of this Agreement.


12.5 REPRESENTATION. It is hereby acknowledged by each of the Parties hereto that, as between the Parties herein, Devlin Jensen acts solely for Azco, and that the individuals comprising the Seller have each been advised by Devlin Jensen and Azco to obtain independent legal advice with respect to their respective reviews and execution of this Agreement.


12.6 APPLICABLE LAW. This Agreement shall be deemed to have been made and entered into in the County of Fresno, State of California, and the Seller and Azco agree that the County of Fresno or the County of San Benito (situs of the Property), State of California, shall be the situs for any proceedings, whether in law or equity, brought pursuant to this Agreement. Furthermore, the governing law of this Agreement shall be that of the State of California.


12.7 FURTHER ASSURANCES. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement. In addition, the Seller hereby agrees to execute any and all documentation as may be necessary in order to record Azco's rights under this Agreement.


12.8 CURRENCY. All payments required to be made pursuant to the provisions of this Agreement shall be made in lawful currency of the United States.


12.9 SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).


12.10 CAPTIONS. The captions, section numbers and Article numbers appearing in this Agreement and in any index hereto, if any, are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.


12.11 SURVIVAL. To the extent necessary to effectuate the intention of the parties, this Agreement shall survive (i) the exercise of the Option and the delivery of all deeds and other instruments at the Closing and (ii) the termination of this Agreement.


12.12 COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth on the front page of this Agreement.


12.13 NO PARTNERSHIP OR AGENCY. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.


12.14 MULTIPLE OWNERSHIP; GENDER. The term "Seller" as used in this Agreement applies individually and collectively to all owners of the Property executing this Agreement or counterparts of it. The obligations of the individuals that comprise the Seller as of the time of execution of this Agreement and hereafter shall be joint and several. The reference to the Seller in the neuter gender herein shall mean and refer to all Parties constituting the Seller, whether male, female, corporation, partnership, trust, estate or other entity.


12.15 CONSENTS AND WAIVERS. No consent or waiver expressed or implied by any Party in respect of any breach or default by any other Party in the performance by such Party of its obligations hereunder shall:


        (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;


        (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

        (c)     constitute a general waiver under this Agreement; or


        (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


        IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective on the day and year first above written.


The CORPORATE SEAL of                                )
AZCO MINING INC.                                     )
was hereunto affixed in the presence of:             )
                                                     )          (C/S)
_____________________________________________________)
Authorized Signatory                                 )


SIGNED, SEALED and DELIVERED by                      )
WILLIAM C. FORREST                                   )
in the presence of:                                  )
                                                     )
_____________________________________________________)  ______________________
Witness Signature                                    )    WILLIAM C. FORREST
                                                          ------------------
                                                     )
                                                     )
_____________________________________________________)  ----------------------
Witness Name and Address                             )  Social Security Number


SIGNED, SEALED and DELIVERED by                      )
HILDA C. FORREST                                     )
in the presence of:                                  )
                                                     )
                                                     )
_____________________________________________________)  ______________________
Witness Signature                                    )     HILDA F. FORREST
                                                           ----------------
                                                     )
                                                     )
_____________________________________________________)  ----------------------
Witness Name and Address                             )  Social Security Number


SIGNED, SEALED and DELIVERED by                      )
ELVIS L. GRAY                                        )
in the presence of:                                  )
                                                     )
_____________________________________________________)  ______________________
Witness Signature                                    )     ELVIS L. GRAY
                                                           -------------

_____________________________________________________)  ----------------------
WITNESS NAME AND ADDRESS                             )  SOCIAL SECURITY NUMBER

                            EXECUTION ACKNOWLEDGMENTS




STATE OF        _________________________________)
                                                 )        ss.
COUNTY OF       _________________________________)


        On this _____ day of December, 1997, personally appeared before me, a Notary Public, in and for the State and County aforesaid, personally known to me (or proved to me on the basis of satisfactory evidence) to be _______________, a Director of AZCO MINING INC., a Delaware corporation, who acknowledged that he executed the above instrument on behalf of Azco Mining Inc.


                                            ____________________________________
                                                       NOTARY PUBLIC

                                            Residing at:________________________

                                            My Commission Expires:______________




STATE OF        _________________________________)
                                                 )        ss.
COUNTY OF       _________________________________)


        On this _____ day of December, 1997, personally appeared before me, a Notary Public, in and for the State and County aforesaid, personally known to me (or proved to me on the basis of satisfactory evidence) to be WILLIAM C. FORREST who acknowledged that he executed the above instrument.



                                            ____________________________________
                                                       NOTARY PUBLIC

                                            Residing at:________________________

                                            My Commission Expires:______________

STATE OF        _________________________________)
                                                 )        ss.
COUNTY OF       _________________________________)


        On this _____ day of December, 1997, personally appeared before me, a Notary Public, in and for the State and County aforesaid, personally known to me (or proved to me on the basis of satisfactory evidence) to be HILDA F. FORREST who acknowledged that she executed the above instrument.



                                            ____________________________________
                                                       NOTARY PUBLIC

                                            Residing at:________________________

                                            My Commission Expires:______________




STATE OF        _________________________________)
                                                 )        ss.
COUNTY OF       _________________________________)


        On this _____ day of December, 1997, personally appeared before me, a Notary Public, in and for the State and County aforesaid, personally known to me (or proved to me on the basis of satisfactory evidence) to be ELVIS L. GRAY who acknowledged that he executed the above instrument.



                                            ____________________________________
                                                       NOTARY PUBLIC

                                            Residing at:________________________

                                            My Commission Expires:______________